Exhibit 99.1

McGrath RentCorp Announces Third Quarter Results; Rental Revenues Increase 89% to $37.1 Million; Q3 2004 EPS Increases 52% to $0.76

    LIVERMORE, Calif.--(BUSINESS WIRE)--Nov. 4, 2004--McGrath RentCorp (Nasdaq:MGRC), a leading rental provider of modular buildings for classroom and office space, and test equipment for general purpose and communications needs, today announced revenues for the quarter ended September 30, 2004, of $72.5 million, compared to $34.9 million in the third quarter of 2003. The Company reported net income of $9.4 million, or $0.76 per share, compared to $6.1 million, or $0.50 per share in the third of quarter 2003. Most of the increase in revenues and income are attributable to the acquired Technology Rentals & Services ("TRS") assets and operations, which significantly contributed to an 89% increase in rental revenues. McGrath purchased substantially all the general purpose and communications test equipment assets of Dallas-based TRS, a division of CIT Group Inc. (NYSE:CIT) on June 2, 2004. Results for the third quarter and for the first nine months of 2004 include TRS' results since that date.
    In the third quarter of 2004 for Mobile Modular, record rental revenues of $18.4 million and a $9.3 million sale to a California school district contributed to total modular revenues increasing 51% to $39.6 million, as compared to third quarter 2003. The Company views the sales volume of this single $9.3 million sale project as unique and does not expect sales projects of this magnitude to occur on a regular basis. The significant rise in Mobile Modular's revenues led to a 25% increase in its pre-tax income to $10.5 million. Enviroplex sales during the quarter increased to $6.2 million from $3.0 million during the same period in 2003, with quarter-end backlog of $4.6 million, compared to $7.1 million in the year-ago quarter. At TRS-RenTelco, the Company's electronic test equipment rental division, rental revenues increased to $18.7 million from $3.4 million in the third quarter of 2003, primarily due to TRS' contribution, resulting in the division's pre-tax income of $4.5 million, compared to pre-tax income of $1.2 million in 2003.
    "These results reflect the strength of our California classroom rental business, and in particular, strong classroom booking levels experienced earlier this year for modernization and reconstruction projects, in driving modular rental revenues to a record $18.4 million for the quarter," stated Dennis Kakures, President & CEO. "This growth reflects our success as the leader in providing interim facilities to school districts throughout California. In addition, we recognized our first rental revenues in Florida, where order activity continues to outpace our pre-launch expectations. Although the impact of these initial rental revenues is minimal, we are very enthusiastic about the opportunity to create a meaningful educational rental business in Florida."
    Commenting on the Company's test equipment business, Kakures added, "This quarter's results demonstrate the significance of the TRS acquisition, with the electronics side of our business accounting for just over 50% of rental revenues, compared to 18% a year ago. In just our first full quarter of combined operations, we generated rental billings of $18.7 million and pre-tax income of $4.5 million. Keep in mind that our third quarter results only reflect a portion of the overhead cost structure adjustments associated with our integration efforts. We will complete the implementation of our remaining changes by the end of November. Overall, we are very pleased with our integration efforts and results over the past five months. We completed our consolidation of U.S. operations into a single facility at the DFW Airport, evaluated all operating groups and key programs, and are moving to implement plans on how we can most effectively and cost efficiently market to our target customer segments. Finally, the TRS-RenTelco leadership team, comprised of managers from both businesses, is now solidly in place and we couldn't be more pleased with the quality and capability of these individuals to grow the business."
    Total revenues for the nine months ended September 30, 2004, were $143.2 million, compared to $93.9 million in the same nine-month period in 2003. Net income for the nine months ended September 30, 2004, was $21.2 million or $1.72 per share, compared to net income of $15.7 million, or $1.28 per share, in the prior-year period.

    THIRD QUARTER 2004 HIGHLIGHTS AS COMPARED TO THIRD QUARTER 2003

    -- Rental revenues increased 89% to $37.1 million. Within rental revenues, Mobile Modular increased 14% to $18.4 million, driven by California educational rentals, and RenTelco increased $15.3 million to $18.7 million primarily due to TRS's contribution since June 2, 2004.

    -- Sales revenues increased 163% to $28.2 million primarily due to a $9.3 million sale project by Mobile Modular to a California school district, and to a lesser extent higher sales volumes at Enviroplex and TRS-RenTelco. In the third quarter 2004, higher sales volume was somewhat offset by a lower overall sale margin (20.3% compared to 32.1% in 2003) associated with a higher mix of new equipment sold during the third quarter of 2004, resulting in a gross profit increase of $2.3 million. Sales revenues and margins can fluctuate from quarter to quarter depending on customer requirements and funding.

    -- Depreciation of rental equipment increased 259% to $11.6 million, primarily due to the purchase of TRS rental assets valued at $107.6 million on June 2, 2004.

    -- Operating cash flow increased 48% to $20.4 million, primarily due to higher revenues and net income.

    -- Debt decreased $5.5 million during the quarter to $163.0 million with the Company's total liabilities to equity ratio decreasing from 2.08 to 1 as of June 30, 2004, to 2.05 to 1 as of September 30, 2004. At September 30, 2004, the Company, under existing bank lines of credit, had capacity to borrow up to an additional $32.0 million.

    -- Dividend rate increased to $0.22 per share for the third quarter 2004. On an annualized basis, this dividend represents a 2.2% yield on the November 3, 2004, close price of $39.79.

    We suggest that this press release be read in conjunction with the financial statements and notes thereto included in the Company's latest Form 10-K and Forms 10-Q. You can visit the Company's web site at www.mgrc.com to access information on McGrath RentCorp, including the latest filings on Form 10-K and Form 10-Q.

    FINANCIAL GUIDANCE

    The Company expects its 2004 full-year earnings per share guidance to be in a range of $2.30 to $2.40 per diluted share. Such a forward-looking statement reflects McGrath RentCorp's expectations as of November 4, 2004. Actual 2004 full-year earnings per share results may be materially affected by many factors, as outlined in the "forward-looking statements" paragraph at the end of this press release.

    About McGrath RentCorp

    Founded in 1979, the Company, under the trade name Mobile Modular Management Corporation, rents and sells modular buildings to fulfill customer's temporary and permanent space needs in California, Texas and Florida. Mobile Modular believes it is the largest provider of relocatable classrooms for rental to school districts for grades K - 12 in California. McGrath RentCorp's majority owned subsidiary, Enviroplex, Inc., manufactures and sells classrooms directly to school districts in California.
    The Company's TRS-RenTelco division rents and sells electronic test equipment and is one of the leading providers of general purpose and communications test equipment in North America.

    CONFERENCE CALL NOTE: As previously announced in its press release of October 7, 2004, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on November 4, 2004 to discuss the third quarter 2004 results. To participate in the teleconference, dial 1-800-218-0204 (international callers dial 1-303-275-2170). In addition, a live webcast and replay of the call may be found in the investor relations section of the Company's website at www.mgrc.com. Telephone replay of the call will be available for 48 hours following the call by dialing 1-800-405-2236 (in the U.S.) or 1-303-590-3000 (outside the U.S.). The pass code for the call replay is 11010858.

    This press release contains statements, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a number of risks and uncertainties. These statements appear in a number of places. Such statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "estimates", "will", "should", "plans" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These include, our beliefs that school district modernization and reconstruction projects will continue to drive the growth of our educational rentals in California, our expectation regarding the opportunity for a meaningful educational rental business in Florida, our expectations regarding the timing of the implementation of the integration efforts relating to the TRS acquisition, including the related expense reductions and cost savings, our annualized dividend yield, and our guidance on per share range for 2004 full-year earnings. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include the effectiveness of management's strategies and decisions, general economic and business conditions, the condition of the telecommunications industry, new or modified statutory or regulatory requirements, continuing demand for modular products, timely delivery and installation of modular products, delays of future sales projects, changing prices and market conditions. There may be other factors not listed above that could cause actual results to vary materially from the forward-looking statements described in this press release.



MCGRATH RENTCORP
Consolidated earnings, balance sheet and segment data follow:
(in thousands, except per share amounts)
----------------------------------------------------------------------

                               Three Months Ended    Nine Months Ended
                                  September 30,        September 30,
                               -------------------   -----------------
                                   2004      2003      2004      2003
                               --------- --------- --------- ---------
REVENUES
  Rental                        $37,113   $19,592   $82,696   $56,252
  Rental Related Services         6,901     4,350    17,267    11,554
                               --------- --------- --------- ---------
    Rental Operations            44,014    23,942    99,963    67,806
  Sales                          28,208    10,719    42,489    25,496
  Other                             318       194       756       598
                               --------- --------- --------- ---------
      Total Revenues             72,540    34,855   143,208    93,900
                               --------- ---------  -------- ---------

COSTS AND EXPENSES
  Direct Costs of Rental
   Operations
    Depreciation of Rental
     Equipment                   11,589     3,226    20,725     9,468
    Rental Related Services       3,981     2,501    10,246     6,874
    Other                         7,465     5,323    17,214    14,544
                               --------- ---------  -------- ---------
      Total Direct Costs of
       Rental Operations         23,035    11,050    48,185    30,866
  Costs of Sales                 22,496     7,284    32,729    17,830
                               --------- ---------  -------- ---------
      Total Costs                45,531    18,334    80,914    48,716
                               --------- ---------  -------- ---------
        Gross Margin             27,009    16,521    62,294    45,184
  Selling and Administrative      9,641     5,623    23,294    16,873
                               --------- ---------  -------- ---------
    Income from Operations       17,368    10,898    39,000    28,311
  Interest                        1,576       647     3,524     2,085
                               --------- ---------  -------- ---------
    Income Before Provision for
     Income Taxes and Minority
     Interest in Income of
     Subsidiary                  15,792    10,251    35,476    26,226
  Provision for Income Taxes      6,301     4,090    14,155    10,464
                               --------- --------- --------- ---------
    Income Before Minority
     Interest in Income of
     Subsidiary                   9,491     6,161    21,321    15,762
  Minority Interest in Income
   of Subsidiary                    111        95        82        89
                               --------- --------- --------- ---------
     Net Income                  $9,380    $6,066   $21,239   $15,673
                               ========= ========= ========= =========

Earnings Per Share:
  Basic                           $0.77     $0.50     $1.75     $1.29
  Diluted                         $0.76     $0.50     $1.72     $1.28
Shares Used in Per Share
 Calculation:
  Basic                          12,177    12,080    12,152    12,127
  Diluted                        12,421    12,242    12,358    12,254

                               Sept. 30,  Dec. 31,
BALANCE SHEET DATA                 2004      2003
                               --------- ---------
Rental Equipment, net          $355,860  $232,046
Total Assets                    483,735   323,858
Notes Payable                   162,999    47,266
Shareholders' Equity            158,727   143,978




SEGMENT DATA
 (UNAUDITED)         Modulars   Electronics   Enviroplex  Consolidated
------------------ ------------ ------------ ------------ ------------
Three Months Ended
September 30,
------------------
2004
Rental Revenues        $18,416      $18,697          $--      $37,113
Rental Related
 Services Revenues       6,264          637           --        6,901
Sales and Other
 Revenues               14,893        7,464        6,169       28,526
Total Revenues          39,573       26,798        6,169       72,540
Depreciation of
 Rental Equipment        2,152        9,437           --       11,589
Interest Expense
 (Income)
 Allocation              1,094          518          (36)       1,576
Income Before
 Provision for
 Income Taxes and
 Minority Interest
 in Income of
 Subsidiary             10,528        4,509          755       15,792
Rental Equipment
 Acquisitions           10,641       11,854           --       22,495
Accounts
 Receivable, net
 (period end)           38,910       20,816        3,013       62,739
Rental Equipment,
 at cost (period
 end)                  330,818      146,938           --      477,756
Rental Equipment,
 net (period end)      238,659      117,201           --      355,860
Utilization (period
 end) (1)                 86.3%        65.2%
Average Utilization
 (1)                      86.3%        65.0%

2003
Rental Revenues        $16,163       $3,429          $--      $19,592
Rental Related
 Services Revenues       4,199          151           --        4,350
Sales and Other
 Revenues                5,917        2,009        2,987       10,913
Total Revenues          26,279        5,589        2,987       34,855
Depreciation of
 Rental Equipment        1,883        1,343           --        3,226
Interest Expense
 (Income)
 Allocation                603           80          (36)         647
Income Before
 Provision for
 Income Taxes and
 Minority Interest
 in Income of
 Subsidiary              8,395        1,212          644       10,251
Rental Equipment
 Acquisitions           12,237        1,870           --       14,107
Accounts
 Receivable, net
 (period end)           33,286        3,943        5,161       42,390
Rental Equipment,
 at cost (period
 end)                  303,021       36,509           --      339,530
Rental Equipment,
 net (period end)      214,374       18,069           --      232,443
Utilization (period
 end) (1)                 85.8%        48.6%
Average Utilization
 (1)                      85.1%        47.1%
----------------------------------------------------------------------


 SEGMENT DATA
  (UNAUDITED)        Modulars   Electronics   Enviroplex  Consolidated
------------------ ------------ ------------ ------------ ------------
Nine Months Ended
September 30,
------------------
2004
Rental Revenues        $52,314      $30,382          $--      $82,696
Rental Related
 Services Revenues      16,239        1,028           --       17,267
Sales and Other
 Revenues               22,381       13,015        7,849       43,245
Total Revenues          90,934       44,425        7,849      143,208
Depreciation of
 Rental Equipment        6,201       14,524           --       20,725
Interest Expense
 (Income)
 Allocation              2,802          834         (112)       3,524
Income Before
 Provision for
 Income Taxes and
 Minority Interest
 in Income of
 Subsidiary             28,089        6,831          556       35,476
Rental Equipment
 Acquisitions           33,220      124,599           --      157,819
Accounts
 Receivable, net
 (period end)           38,910       20,816        3,013       62,739
Rental Equipment,
 at cost (period
 end)                  330,818      146,938           --      477,756
Rental Equipment,
 net (period end)      238,659      117,201           --      355,860
Utilization (period
 end) (1)                 86.3%        65.2%
Average Utilization
 (1)                      85.4%        60.6%

2003
Rental Revenues        $47,073       $9,179          $--      $56,252
Rental Related
 Services Revenues      11,152          402           --       11,554
Sales and Other
 Revenues               13,253        5,729        7,112       26,094
Total Revenues          71,478       15,310        7,112       93,900
Depreciation of
 Rental Equipment        5,405        4,063           --        9,468
Interest Expense
 (Income)
 Allocation              1,948          272         (135)       2,085
Income Before
 Provision for
 Income Taxes and
 Minority Interest
 in Income of
 Subsidiary             23,397        2,233          596       26,226
Rental Equipment
 Acquisitions           23,017        4,053           --       27,070
Accounts
 Receivable, net
 (period end)           33,286        3,943        5,161       42,390
Rental Equipment,
 at cost (period
 end)                  303,021       36,509           --      339,530
Rental Equipment,
 net (period end)      214,374       18,069           --      232,443
Utilization (period
 end) (1)                 85.8%        48.6%
Average Utilization
 (1)                      84.0%        45.2%
----------------------------------------------------------------------


    (1) Utilization is calculated each month by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment. The average utilization for the period is calculated using the average costs of rental equipment.

    CONTACT: McGrath RentCorp
             Thomas J. Sauer, 925-606-9200